Exhibit 99.1

Information Relating to Part II.

Item 14. — Other Expenses of Issuance and Distribution

The expenses in connection with the offer and sale of shares of common stock of Trinseo S.A., registered pursuant to the Registration Statement on Form S-3 (No. 333-210226)  filed on March 15, 2016, other than underwriting discounts and commissions, are set forth in the following table. All amounts are estimated.

Printing and engraving expenses	75,000
Legal fees and expenses	140,000
Accounting fees and expenses	65,000
Transfer Agent and Registrar fees	10,000
Miscellaneous	10,000
Total	$300,000